UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 19, 2026
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement
On March 19, 2026, Otter Tail Power Company (the “Company”), a wholly owned subsidiary of Otter Tail Corporation (“OTC”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company issued to the Purchasers, in a private placement transaction, $170,000,000 aggregate principal amount of the Company’s senior unsecured notes consisting of $100,000,000 in aggregate principal amount of its 5.33% Series 2026A Senior Unsecured Notes due March 19, 2036 (the “Series 2026A Notes”) and $70,000,000 in aggregate principal amount of its 6.04% Series 2026B Senior Unsecured Notes due June 4, 2056 (the “Series 2026B Notes”) (collectively, the “Notes”). The Series 2026A Notes were issued on March 19, 2026, upon entering into the agreement. The Series 2026B Notes are expected to be issued on June 4, 2026, subject to the satisfaction of certain customary conditions to closing.
The Note Purchase Agreement contains a number of restrictions on the business of the Company that are effective upon execution of the Note Purchase Agreement. These include restrictions and limitations on the Company’s abilities to merge, sell substantially all assets, create or incur liens on assets, guarantee the obligations of any other party, and engage in transactions with affiliates. The Note Purchase Agreement also contains other negative covenants and events of default as well as certain financial covenants. Specifically, the Company may not permit its Interest-bearing Debt (as defined in the Note Purchase Agreement) to exceed 65% of Total Capitalization (as defined in the Note Purchase Agreement), determined as of the end of each fiscal quarter. The Company is also restricted from allowing its Priority Indebtedness (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization, determined as of the end of each fiscal quarter.
The Note Purchase Agreement allows the Company to prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount so prepaid, together with unpaid accrued interest and a make-whole amount; provided that if no default or event of default exists under the Note Purchase Agreement, any prepayment made by the Company of all of the (a) Series 2026A Notes then outstanding on or after December 19, 2035, or the Series 2026B Notes then outstanding on or after December 4, 2055, will be made without any make-whole amount. The Note Purchase Agreement also requires the Company to offer to prepay all outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a Change of Control (as defined in the Note Purchase Agreement) of the Company.
The Company intends to use the proceeds of the Notes to fund capital expenditures, refinance existing indebtedness, and for general corporate purposes.
The summary in this Item 1.01 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above regarding the Company’s entry into the Note Purchase Agreement is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

	10.1	Note Purchase Agreement dated as of March 19, 2026, between Otter Tail Power Company and the Purchasers named therein
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: March 23, 2026	By:	/s/ Todd R. Wahlund
Todd R. Wahlund
Vice President and Chief Financial Officer